UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): February 26, 2021
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 26, 2021, TransUnion (the “Company”) awarded bonuses to the Company’s named executive officers pursuant to the discretionary authority of the Company’s Compensation Committee of the Board of Directors (the “Committee”) under the Company’s Amended and Restated 2015 Omnibus Incentive Plan (the “Omnibus Plan”). During 2020, the Committee determined not to make adjustments to annual incentive performance targets set prior to the onset of the COVID-19 pandemic. Instead, the Committee, exercising discretion permitted under the Omnibus Plan, adjusted the annual incentive payout for the 2020 performance year to reflect the impact of the COVID-19 pandemic. Specifically, the Committee approved the following discretionary payouts under the Omnibus Plan: Christopher A. Cartwright, President and CEO - $951,639; Todd M. Cello, Executive Vice President, Chief Financial Officer - $488,020; David M. Neenan, President, International - $424,840; Abhi Dhar, Executive Vice President, Chief Information and Technology Officer - $300,400; and John T. Danaher, President, Consumer Interactive - $254,410. In determining to exercise this discretion, the Committee considered the named executive officers’ successful navigation of the COVID-19 pandemic and focus on future growth and success through acquisitions and large-scale initiatives, while continuing to provide value to stockholders through the Company’s relative and absolute total shareholder return.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION
Date: March 4, 2021

By:	/s/ Todd M. Cello
Name:	Todd M. Cello
Title:	Executive Vice President, Chief Financial Officer